UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2015

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2015, the Company and Trinity Compound Solutions, Inc. (“Trinity”) entered into a second amendment of a Letter of Understanding (“LOU”) that reinstates the LOU and extended the due diligence period with a deadline of December 31, 2015. All obligations and payments previously stated in the original LOU have been extended to the new deadline.

On December 30, 2013, BioCorRx Inc., a Nevada corporation (the “Company”), authorized the execution of the LOU. The Company is involved in establishing certain addiction therapeutic and rehabilitation programs (the "Start Fresh Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen (the "Naltrexone Implant") coupled with life coaching sessions from specialized life coaches. The Naltrexone implant formula is owned by Trinity. As part of this business the Company entered into an exclusive license dated September 7, 2010 (the “License Agreement”) with Trinity. A copy of the License Agreement with Trinity was filed as Exhibit 10.3 on Form 8-K filed with the Securities and Exchange Commission on November 4, 2011.

In accordance with the terms and provisions of the LOU, Trinity agreed to transfer all of its assets, including the Naltrexone Implant to the Company. Company will pay a refundable deposit of $25,000 as evidence of good faith. The LOU provides, expressly contingent upon a formal definitive agreement being reached between the parties, that the Company agreed to pay to Sal Amodeo an aggregate of $500,000, issue 2,000,000 shares of its restricted stock and enter into a four-year service agreement with Sal Amodeo with an annual compensation of $75,000, including a bonus plan. A copy of the LOU with Trinity was filed as Exhibit 10.1 on Form 8-K filed with the Securities and Exchange Commission on January 2, 2014.

On March 25, 2014, the Company and Trinity Compound Solutions, Inc. entered into an amendment of LOU that, (i) extended the due diligence period with a deadline of May 26, 2014 and; (ii) parties changed their respective corporate names, Fresh Start Private Management Inc. is now known as BioCorRx Inc. Trinity RX Solutions is now known as Trinity Compound Solutions Inc. The principals of each party remain the same as was the case in December of 2013 and the new corporate entities assumed all responsibilities and representations made by their corporate predecessors. Parties affirmed that their respective corporate name change does not in any manner affect their ability and capacity to perform all of the obligations and duties detailed in the LOU.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Second Amendment to Letter of Understanding dated March 12, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: March 17, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director